Exhibit 1.1

AUDEO ONCOLOGY, INC.

(a Delaware corporation)

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: [•], 2012

Audeo Oncology, Inc.

(a Delaware corporation)

[•] Shares of Common Stock

($0.001 Par Value Per Share)

UNDERWRITING AGREEMENT

[•], 2012

Leerink Swann LLC

One Federal Street

Boston, Massachusetts 02110

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

As Representatives of

the Several Underwriters

Ladies and Gentlemen:

Audeo Oncology, Inc. a Delaware corporation (the “Company”), and Alchemia Oncology Pty Limited, an Australian company (“AOL”), confirm their agreement with Leerink Swann LLC (“Leerink Swann”), Oppenheimer & Co. Inc. (“Oppenheimer”) and each of the other Underwriters, if any, named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Leerink Swann and Oppenheimer are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, $0.001 par value per share, of the Company (“Common Stock”) set forth in Schedule A, and (ii) the grant by the Company to the Underwriters, severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Common Stock to cover overallotments, if any. The aforesaid [•] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

As of the date of this Agreement, the Company is a wholly-owned subsidiary of Alchemia Limited, an Australian company (“Alchemia”). No later than [•] calendar days after the purchase of the Initial Securities by the Underwriters at the Closing Time (as defined below), the Company’s demerger (the “Demerger”) from Alchemia pursuant to a Scheme of Arrangement (the “Scheme”) under the Corporations Act 2001 (Cth) of Australia (the “Australian Corporations Act”) shall occur and the Company shall become an independent company. Pursuant to the Demerger, shares of Common Stock and CHESS Depository Interests (“CDIs”) representing shares of Common Stock will be distributed to holders of Alchemia’s ordinary shares or, in the case of certain Ineligible Foreign Shareholders (as defined below), to a Sales Agent (as defined below) on their behalf. References in this Agreement to shares of Common Stock distributed in the Demerger include (i) shares of Common Stock distributed to Alchemia shareholders or a Sales Agent in the Demerger and (ii) shares of Common Stock represented by CDIs distributed to Alchemia shareholders or a Sales Agent in the Demerger.

As used in this Agreement, the following terms have the meanings set forth below:

“Alchemia Subsidiary” means any subsidiary of Alchemia other than the Company and its subsidiaries;

“Deed Poll” means the Demerger Deed Poll dated August 22, 2012 executed by the Company in connection with the Demerger;

“Demerger Agreements” means the Deed Poll, Demerger Deed, Demerger Implementation Agreement, Intra-group Transfer Agreement, License Agreement and Transition Services Agreement;

“Demerger Deed” means the Demerger Deed dated August 22, 2012 between Alchemia and the Company;

“Demerger Implementation Agreement” means the Demerger Implementation Agreement dated August 22, 2012 between Alchemia and the Company, as amended by that certain Amendment Deed dated October 17, 2012 between Alchemia and the Company;

“Demerger Transactions” means the Demerger, the transactions related thereto described in the Scheme Booklet, the General Disclosure Package or the Prospectus and the other transactions contemplated by the Demerger Agreements, including, without limitation, the distribution of Common Stock and CDIs by Alchemia in the Demerger;

“Discovery” means Audeo Discovery Pty Ltd., an Australian company;

“Ineligible Foreign Shareholders” mean holders of Alchemia’s ordinary shares who, under applicable local securities or similar laws, are not permitted to receive shares of Common Stock or CDIs in the Demerger;

“Intra-group Transfer Agreement” means the Intra-group Transfer Agreement dated June 28, 2012 between Alchemia and the Company;

“License Agreement” means the Technology License Agreement dated August 22, 2012, 2012 between Alchemia and Discovery;

“Sales Agent” means any entity to which shares of Common Stock or CDIs that would otherwise have been distributed to Ineligible Foreign Shareholders in the Demerger shall be delivered for the purpose of selling those shares or CDIs;

“Scheme Booklet” means the scheme booklet dated August 27, 2012 relating to the Demerger;

“Subject Transactions” means the transactions contemplated by this Agreement and the Demerger Agreements, the Scheme Booklet, the Registration Statement, the General Disclosure Package and the Prospectus, including, without limitation, the Demerger Transactions and the issuance and sale of the Securities; and

“Transition Services Agreement” means the transition services agreement dated August 22, 2012 between Alchemia and the Company.

In this Agreement, the Company, AOL and Discovery are sometimes called, collectively, the “Company Parties” and, individually, a “Company Party”.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-182568), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as the “Rule 430A Information.” Each prospectus used before such registration statement became effective and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus,” which term includes, without limitation, the Company’s preliminary prospectus dated November 15, 2012 (the “Pre-Pricing Prospectus”) and the Company’s preliminary prospectus, dated November 8, 2012. Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing, if applicable, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus (as defined below), the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no order preventing or suspending the use of any preliminary prospectus or prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with by the Company.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and, as amended, if applicable, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, and any amendments thereto, at their respective effective dates, at the Closing Date and, if any Option Securities are purchased, at each Date of Delivery, did not and, as amended, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus and the Prospectus (and any amendments or supplements thereto) at the respective times they were or are filed with the Commission, complied and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), as of its issue date, at the time of any filing thereof with the Commission pursuant to Rule 424(b), at the Closing Date or at any Date of Delivery, included or, as amended or supplemented, if applicable, will include an untrue statement of a material fact or omitted or, as amended or supplemented, if applicable, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the General Disclosure Package (as defined below), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•] [a.m.] [p.m.] (Eastern Time) on [•], 2012.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Pre-Pricing Prospectus and the information included on Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitations any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)), relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The representations and warranties set forth above in this subsection (i) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that such information consists solely of the Underwriters’ Information (as defined in Section 6(b) hereof).

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus that has not been superseded or modified.

Each preliminary prospectus, each Issuer Free Writing Prospectus required to be filed with the Commission and the Prospectus (and any amendment or supplement thereto) delivered to the Underwriters for use in connection with this offering was and will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not, is not and will not be an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations, without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered such an ineligible issuer.

(ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules thereto, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(iii) Financial Statements. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules, if any, and notes thereto, present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates covered thereby and the consolidated results of operations, stockholders’ equity (deficit) and cash flows of the Company and its consolidated subsidiaries for the respective periods covered thereby, and such consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected consolidated financial data and the summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(iv) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or the results of operations, business, operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there have been no transactions entered into by the Company or any of its subsidiaries which, singly or in the aggregate, are material with respect to the Company and its subsidiaries considered as one enterprise, (C) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, in connection with the transactions contemplated herein or in the Demerger which, singly or in the aggregate, are material with respect to the Company and its subsidiaries considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, to enter into and perform its obligations under this Agreement and the Demerger Agreements to which it is a party and to perform the Subject Transactions it is required to perform; and the Company is duly qualified to do business as a foreign corporation and is in good standing, to the extent such concept exists, in each jurisdiction in which such qualification is required, whether by reason of its ownership or leasing of property or the conduct of its business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

(vi) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Testing-the-Water Communications. Neither Alchemia nor the Company (a) has alone engaged in any Testing-the-Waters Communication and (b) has authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Water Communications. Neither Alchemia nor the Company has distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral communication or “written communication” (as defined in Rule 405) with potential investors undertaken in reliance on Section 5(d) of the 1933 Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

(viii) Subsidiaries. The only subsidiaries of the Company are AOL and Discovery. Each of AOL and Discovery has been duly incorporated and is validly registered and existing under the laws of the jurisdiction of its incorporation, has power and authority, as a company, to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of AOL, to enter into and perform its obligations under this Agreement and, in the case of Discovery, to enter into and perform its obligations under the Demerger Agreements to which it is a party and to perform the Subject Transactions it is required to perform; each of AOL and Discovery is duly qualified to transact business and in good standing, to the extent such concept exists, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; and neither AOL nor Discovery is required to be duly qualified to transact business in any state of the United States by reason of the ownership or leasing of property or the conduct of its business. All of the issued shares in the capital of AOL and Discovery have been duly authorized and validly issued, are fully paid and are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, “Liens”). None of the outstanding shares in the capital or other ownership interests of AOL or Discovery was issued in violation of any preemptive rights, rights of first refusal or similar rights of any securityholder of AOL or Discovery.

(ix) Capitalization. The authorized capital stock of the Company as of the Closing Date and any Date of Delivery is as set forth in the second paragraph under the caption “Description of Capital Stock – General” in the Registration Statement, the General Disclosure Package and the Prospectus. As of the date hereof, the issued and outstanding shares of capital stock of the Company consists of 7,592,020 shares of Common Stock and no shares of preferred stock, and, assuming no Option Securities are purchased by the Underwriters, immediately following the Demerger the issued and outstanding shares of capital stock of the Company will be equal to the pro forma as adjusted number of shares of Common Stock set forth in the “Common stock” and “Preferred stock” line items under the caption “Capitalization” in the General Disclosure Package and the Prospectus (except for additional shares of Common Stock issued in the Demerger pursuant to the Scheme, as described in the Registration Statement, the General Disclosure Package and the Prospectus, pursuant to equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of warrants or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or similar rights of any securityholder of the Company. Following implementation of the Demerger, neither Alchemia nor any of its subsidiaries will own any capital stock of the Company.

(x) Warrants. The rights (the “Rights”) entitling investors who purchased certain ordinary shares of Alchemia in its November and December 2011 private placement to require, in certain instances, the issuance of options (the “Warrants”) are valid, binding and enforceable obligations of Alchemia and the Company; the issuance by the Company of Warrants to purchase its Common Stock as described in the Registration Statement, the General Disclosure Package and the Prospectus will satisfy the obligations of Alchemia and the Company to such investors under the Rights; the statements in the Registration Statement, the General Disclosure Package and the Prospectus concerning how the number of Warrants to be issued, the number of shares of Common Stock to be issuable upon exercise of the Warrants and the exercise price of the Warrants are to be calculated are true, complete and correct; and all other statements in the Registration Statement, the General Disclosure Package and the Prospectus concerning the Rights and the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are true, complete and correct in all material respects.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and AOL.

(xii) Demerger Agreements. Each of the Company Parties and Alchemia has duly authorized, executed and delivered each of the Demerger Agreements to which it is a party and each Demerger Agreement is a valid and binding obligation of each of Alchemia and the Company Parties that is a party thereto, enforceable against Alchemia and each such Company Party in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of Securities will be subject to personal liability pursuant to the General Corporation Law of the State of Delaware or the charter or by-laws of the Company by reason of being such a holder; and the issuance of the Securities and the sale of the Securities to the Underwriters are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company.

(xiv) Shares Delivered in the Demerger. It is not necessary to register the shares of Common Stock (including shares of Common Stock represented by CDIs) or CDIs distributed in the Demerger under the 1933 Act and such distribution will be made in compliance with the applicable laws, rules and regulations of the Commonwealth of Australia and any applicable subdivision thereof.

(xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect or adversely affect consummation of any of the Subject Transactions, or (C) in violation of any law, statute, rule or regulation or any judgment, order, writ or decree of any arbitrator, any court, any governmental body, agency or official, any regulatory body, any administrative agency or any other governmental authority having jurisdiction over Alchemia or the Company or any of the Company’s subsidiaries (each, a “Governmental Entity”, which term includes, without limitation, the Nasdaq Global Market and the Australian Securities Exchange (“ASX”)),

except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect or adversely affect consummation of any of the Subject Transactions. The execution, delivery and performance of this Agreement and the Demerger Agreements, the consummation of the Subject Transactions (including the consummation of the Demerger Transactions, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”), compliance by the Company and AOL with their obligations under this Agreement, and compliance by each of the Company Parties and Alchemia with its obligations under each Demerger Agreement to which it is a party, have been duly authorized by all necessary action, corporate or other, on the part of each such Company Party or Alchemia, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments or pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Alchemia or any Alchemia Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of Alchemia or any Alchemia Subsidiary is subject (collectively, “Alchemia Agreements and Instruments”) (except for such conflicts, breaches, defaults, Repayment Events or Liens that would not, singly or in the aggregate, result in a Material Adverse Effect or adversely affect consummation of any of the Subject Transactions), nor will such action result in any violation of the provisions of (i) the charter, by-laws or similar organizational documents of any Company Party or Alchemia, or (ii) any law, statute, rule or regulation, or any judgment, order, writ or decree of any Governmental Entity (except, in the case of clause (ii) for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Alchemia, the Company or any of the Company’s subsidiaries.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers or contractors that, in either case, would have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries.

(xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the Company’s knowledge, threatened, to which Alchemia, the Company or any of its subsidiaries is a party or to which any of the properties of Alchemia, the Company or any of its subsidiaries is subject (A) other than (1) in the case of the Company and its subsidiaries, such actions, suits, proceedings, inquiries or investigations that are accurately described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus or (2) such actions, suits, proceedings, inquiries or investigations that would not, singly or in the aggregate, if determined adversely to Alchemia, the Company or any of subsidiaries, have a Material Adverse Effect, adversely affect the power or ability of the Company and AOL to perform their obligations under this Agreement or the power or ability of any Company Party and Alchemia to perform its obligations under any Demerger Agreement to which it is a party or adversely affect consummation of any of the Subject Transactions, or (B) that are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations that are not so described or filed as required. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject to any judgment, order, writ or decree of any Governmental Entity.

(xviii) Possession of Intellectual Property. The Company and its subsidiaries own, possess or have valid, binding and enforceable rights to use, or can acquire on reasonable terms, the Company Intellectual Property (as defined below). Except as described in the Registration Statement, General Disclosure Package and the Prospectus, (A) neither Alchemia, the Company nor any subsidiary has received any written notice of any infringement by the Company or its subsidiaries with respect to any Intellectual Property of any third party or that any VAST Intellectual Property infringes any Intellectual Property of any third party, (B) to the Company’s knowledge, the use, development and commercialization of the products or product candidates of the Company and its subsidiaries and the utilization by the Company and its subsidiaries of the VAST Intellectual Property, in each case as described in the Registration Statement, the General Disclosure Package or the Prospectus, do not infringe any issued patent claim of any third party, which infringement (if subject to any unfavorable decision, ruling or finding) would, singly or in the aggregate, result in a Material Adverse Effect, (C) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is or, under any instrument or agreement to which it is a party or by which it or any of its property is bound, may be obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with any Company Intellectual Property, (D) no third party has any ownership rights in or to any Company Intellectual Property, except such Company Intellectual Property that is licensed to the Company or its subsidiaries, (E) all patents and patent applications owned by, or licensed by Alchemia to, the Company or its subsidiaries (the “Company Patents”) have been duly and properly filed, (F) the Company is not aware of any material information required to be disclosed to the United States Patent and Trademark Office (the “PTO”) that was not disclosed to the PTO, and (G) the Company is not aware of any facts which would preclude the Company or its subsidiaries from having clear title to the Company Patents or from using or commercializing, in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, the VAST Intellectual Property. For purposes of this Agreement, “Intellectual Property” means patents, patent rights, trademarks, servicemarks, trade dress rights, copyrights, trade names and domain names, and all registrations and applications for each of the foregoing, trade secrets, know-how (including other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions and technology, and “Company Intellectual Property” means Intellectual Property that is reasonably necessary or used in any material respect for the business of the Company and its subsidiaries, taken as a whole, as currently conducted or as proposed to be conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus, including, without limitation, all patents and patent applications referred to in the Registration Statement, the General Disclosure Package or the Prospectus as being owned by or licensed to the Company or any of its subsidiaries and all Intellectual Property licensed to Discovery (“VAST Intellectual Property”) pursuant to the License Agreement.

(xix) Absence of Further Requirements. No filing or declaration with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (including, without limitation, any Australian court) is required for (i) the consummation by Alchemia, the Company or any of its subsidiaries of any of the Subject Transactions, including the offering, issuance or sale of the Securities hereunder and the Demerger Transactions, (ii) the execution and delivery by the Company and AOL of this Agreement or the performance by the Company and AOL of their respective obligations under this Agreement, or (iii) the execution and delivery by the Company Parties and Alchemia of the Demerger Agreements to which they are parties and the performance by the Company Parties and Alchemia of their respective obligations (including, without limitation, the Demerger) under the Demerger Agreements, except in each case such as have previously been obtained or made and are in full force and effect or as may be required under the 1933 Act, the 1933 Act Regulations, state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Nasdaq Stock Market or the ASX (including the admission of the Company to the official list of ASX), and the filing with the Secretary of State of the State of Delaware of the Company’s amended and restated certificate of incorporation, as described in the Registration Statement, the General Disclosure Package and the Prospectus, which shall be so made or filed prior to the Closing Time.

(xx) Absence of Manipulation. None of the Company or any of its subsidiaries or affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(xxi) Possession of Licenses and Permits. Each of the Company and its subsidiaries possesses all certificates, authorizations, registrations, permits, licenses, approvals and consents (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, including without limitation, all such certificates, authorizations, registrations, permits, licenses, approvals and consents required by the United States Food and Drug Administration (the “FDA”), the United States Drug Enforcement Administration, any similar Australian Governmental Entities or any other federal, state, local or foreign Governmental Entities engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials, except where the failure so to possess such Governmental Licenses would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the extent required by applicable laws and regulations of the FDA, AOL has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions.

(xxii) Preclinical Studies and Tests and Clinical Trials. The Company and its subsidiaries have operated and currently are in compliance with any applicable provisions of the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and any similar Australian Governmental Entities, and other federal, state, local and foreign Governmental Entities exercising comparable authority, except where the failure to so operate or be in compliance would not, singly or in the aggregate, have a Material Adverse Effect. The preclinical studies and tests and clinical trials conducted by or on behalf of the Company and its subsidiaries (including, without limitation, any investigator sponsored studies, tests or trials) that are described in the Registration Statement, the General Disclosure Package or the Prospectus were, and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and its subsidiaries; the descriptions of such studies, tests and trials, and the results thereof, conducted by or on behalf of the Company or any of its subsidiaries contained in the Registration Statement, the General Disclosure Package or the Prospectus are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the Registration Statement, the General Disclosure Package and the Prospectus, the results of which reasonably call into question the results of the tests, studies and trials described in the Registration Statement, the General Disclosure Package and the Prospectus; none of Alchemia, the Company or any of its subsidiaries has received any written notice or correspondence from the FDA, any similar Australian Governmental Entity or any other foreign, state or local Governmental Entity exercising comparable authority or any

Institutional Review Board or comparable foreign, state or local authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials conducted or being conducted by or on behalf of the Company or any of its subsidiaries (including, without limitation, any investigator sponsored studies, tests or trials), which terminations, suspension, clinical hold or material modification would have, individually or in the aggregate, a Material Adverse Effect.

(xxiii) Title to Property. Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good title to all properties owned by them that are material to the business of the Company and its subsidiaries, taken as a whole, in each case, free and clear of all Liens of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus of such property by the Company or its subsidiaries; and all of the leases and subleases that are material to the business of the Company and its subsidiaries taken as a whole, and under which the Company or any of its subsidiaries leases or subleases, as lessee, properties or improvements are in full force and effect, and neither the Company nor any of its subsidiaries has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release into the environment or threatened release into the environment of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their business and are each in material compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) Registration Rights. No person has any right to have any securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, nor are there any persons with rights to have any securities otherwise registered by the Company or any of its subsidiaries under the 1933 Act or any comparable Australian laws or regulations or included in any public or private offering of securities by the Company or any of its subsidiaries.

(xxvii) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except for the material weakness described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxviii) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that the Company is required to comply with as of or prior to the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with Section 404 of the Sarbanes-Oxley Act and all other applicable provisions of the Sarbanes-Oxley Act, whether or not currently in effect, as and when the Company is required to comply with such provisions.

(xxix) Listing Approval. The Securities have been approved for listing on the NASDAQ Global Market subject only to official notice of issuance, the Company has been conditionally approved for admission to the official list of ASX and the CDIs have been conditionally approved for quotation on the ASX subject to official notice of issuance, and those approvals and admission have not been subsequently withdrawn, qualified or withheld.

(xxx) FINRA Matters. Neither the Company nor, to the Company’s knowledge, the Company’s officers, directors, or affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xxxi) Insurance. The Company and its subsidiaries carry or are covered by insurance or are entitled to the benefits of insurance carried by Alchemia (including, without limitation, clinical trial insurance) from reputable insurers in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business and at the same or a similar stage of development, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as now conducted and is proposed to be conducted and at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii) Statistical and Market-Related Data. Any third party statistical, market-related, clinical, demographic, cancer-related or similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and all such data accurately reflects the information appearing in the sources from which it was derived and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(xxxiii) Related Party Transactions. No relationship, agreement or arrangement, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xxxiv) Commission Agreements. Neither the Company, any of its subsidiaries or Alchemia is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein.

(xxxv) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, or, to the Company’s knowledge and insofar as relates to any business of the Company or any of its subsidiaries, Alchemia or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and (to the Company’s knowledge and insofar as relates to the business of the Company and its subsidiaries) Alchemia and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi) Money Laundering Laws. The operations of the Company and its subsidiaries and, to the Company’s knowledge and insofar as relates to any business of the Company or any of its subsidiaries, Alchemia are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries or (to the Company’s knowledge and insofar as relates to the business of the Company and its subsidiaries) Alchemia with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvii) OFAC. None of the Company, any of its subsidiaries or (to the Company’s knowledge and insofar as relates to the business of the Company and its subsidiaries) Alchemia or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries or (to the Company’s knowledge and insofar as relates to the business of the Company and its subsidiaries) Alchemia is an individual or entity currently the subject or target of any sanctions administered or enforced by the United States government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries or (to the Company’s knowledge and insofar as relates to the business of the Company and its subsidiaries) Alchemia located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities in the offering to which this Agreement relates, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person, to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any person.

(xxxviii) Waiver of Immunities. The Company’s and AOL’s obligations under this Agreement are subject to civil and commercial law and to suit and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor AOL nor any of their respective properties, assets or revenues has any right of immunity in Australia or any political subdivision thereof on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in any jurisdiction, with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Subject Transactions.

(xxxix) Consent to Jurisdiction. Any final and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any court of the State of New York or any United States federal court in respect of any suit, action or proceeding against the Company or AOL based upon this Agreement or any agreement or instrument entered into in connection herewith or the Subject Transactions should (and to the Company’s knowledge, would) be recognized by the federal courts of competent jurisdiction in Australia and the courts of each political subdivision thereof against the Company or AOL, as the case may be, so as to give rise to a new cause of action based on the judgment and capable of enforcement against the Company or AOL, as the case may be, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given (subject to the right of AOL to raise counterclaims), except where (A) the foreign judgment is not consistent with public policy in Australia or (B) the foreign judgment has been obtained by fraud or duress or breach of natural justice or (C) the Company or AOL, as the case maybe, did not receive notice of the proceedings in sufficient time to enable it to defend. Neither the Company nor AOL knows of any reason why the enforcement in Australia of such a judgment in respect of this Agreement or any agreement or instrument entered into in connection herewith or the Subject Transactions would be contrary to the public policy of Australia as of the date hereof.

(xl) Validity of Agreements under Australian Law. To the Company’s knowledge, it is not necessary under the laws of Australia or any political subdivision thereof in order to enable the Representatives or the Underwriters to enforce their rights under this Agreement or any agreement or instrument entered into in connection herewith, that any of the Representatives or Underwriters should be licensed, qualified or otherwise entitled to carry on business in Australia or any political subdivision thereof. To the Company’s knowledge, this Agreement and the Demerger Agreements and any agreement or instrument entered into in connection with the Subject Transactions are in proper legal form under the laws of Australia and each political subdivision thereof for the enforcement thereof against the Company Parties and Alchemia in such jurisdictions.

To the Company’s knowledge it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any Demerger Agreement or any agreement or instrument entered into in connection herewith in Australia or any political subdivision thereof that any of them be filed or recorded or enrolled with any Government Entity in, or that any stamp, registration or similar taxes or duties be paid to any Government Entity of, Australia or any political subdivision thereof.

(xli) Document Taxation under Australian Law. Neither the Securities nor this Agreement nor any documents or instruments entered into by the Company or AOL in connection herewith are subject to any stamp, registration or similar tax or duty imposed by Australia or any political subdivision thereof or in each case any taxing authority therein.

(xlii) Description of Demerger Transactions. All statements in the Registration Statement, the General Disclosure Package and the Prospectus concerning the Demerger Agreements and the Demerger Transactions are true, complete and correct in all material respects.

(xliii) Conditions to Demerger. All of the conditions to the Demerger, other than the sale of the Initial Securities to the Underwriters and the receipt by the Company of payment therefor, have been and, at all times from the date of this Agreement through and including the implementation of the Demerger, will be satisfied; and all votes, consents, orders and approvals of the shareholders of Alchemia and of all Governmental Entities required for the Demerger Transactions have been obtained and are and, at all times through and including the implementation of the Demerger, will be in full force and effect, other than ASX approval for admission of the Company to the official list of ASX and quotation of its CDIs on the ASX, which is conditional; and the Scheme is in effect in accordance with the Australian Corporations Act and shall remain in effect at all times until implementation of the Demerger.

(xliv) Section 3(a)(10). (i) The shares of the Company’s Common Stock and CDIs to be distributed by Alchemia to Alchemia shareholders pursuant to the Demerger in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus will be issued in exchange for securities, claims or property interests; (ii) the Federal Court of Australia that approved the Demerger was expressly authorized by law to hold a hearing on the Demerger, and to approve the fairness of the Demerger to Alchemia shareholders, including the consideration of the terms and conditions of the Demerger; (iii) such court was in receipt of sufficient information in relation to the value of both the securities, claims or interests to be surrendered and the securities to be issued in the Demerger; (iv) such court was advised before the hearing that the Company would rely on the exemption provided under Section 3(a)(10) of the 1933 Act based on the court’s approval of the Demerger; (v) such court held a hearing before approving the fairness of the Demerger; (vi) such hearing was open to all Alchemia shareholders; (vii) adequate notice of such hearing was given to all Alchemia shareholders advising them of their right to attend such hearing and providing them the information necessary to exercise this right; (viii) there were no improper impediments to the appearance by Alchemia shareholders at such hearing; (ix) that such court was satisfied, before approving the Demerger, that the terms and conditions of such transaction were fair to Alchemia shareholders; and (x) such court approved the fairness of the Demerger.

(xlv) Alchemia Consent. Alchemia and its board of directors have provided all consents, authorizations and approvals (collectively, the “Alchemia Consent”) required for the consummation of the transactions contemplated in this Agreement and the due authorization, execution, delivery and performance by the Company and AOL of this Agreement.

(b) Officer’s Certificates. Any certificate signed by any officer of any Company Party and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part on up to two occasions only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but, unless the first Date of Delivery is at the Closing Time, shall not be earlier than three business days after the exercise of such option, nor in any event prior to the Closing Time, unless in each case the Representatives and the Company otherwise agree in writing. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. The Initial Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter against payment of the purchase price for the Initial Securities at 10:00 A.M. (Eastern time) on the fourth (third, if the pricing occurs before 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made in the same manner as set forth above, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of Federal (same day) funds or other immediately available funds to a bank account in the United States designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Subject to Section 10, Leerink Swann or Oppenheimer & Co. Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

The documents to be delivered at the Closing Time or the relevant Date of Delivery, as the case may be, by or on behalf of the parties hereto pursuant to Section 5 hereof shall be delivered at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94304 or at such other place as shall be agreed upon by the Representatives and the Company.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives at the office of DTC or its designated custodian not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Sections 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file, use or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 under the 1933 Act, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 under the 1933 Act, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives, will furnish the Representatives with an amendment or supplement to such Issuer Free Writing Prospectus a reasonable amount of time prior to the proposed filing or use thereof, will not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object and, subject to the foregoing, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Loss of Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the 1933 Act and (b) completion of the Lock-up Period (as defined below) referred to in Section 3(k) hereof.

(g) Blue Sky Qualifications. The Company will from time to time use commercially reasonable efforts to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of (x) the Securities on the NASDAQ Global Market, and (y) the CDIs on the ASX.

(k) Restriction on Sale of Securities. For the period beginning on and including the date of this Agreement through and including the date that is 180 days after the date of the Prospectus (such period, is hereinafter called the “Lock-Up Period”), the Company will not, directly or indirectly, without the prior written consent of the Representatives: (i) offer for sale, pledge, sell, issue, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or CDIs (or any similar depositary shares or depositary receipts (collectively, “Similar Depositary Securities”) evidencing or representing shares of Common Stock) or any securities convertible into or exercisable or exchangeable for Common Stock or CDIs (or Similar Depositary Securities), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or CDIs (or Similar Depositary Securities) or any securities convertible into or exercisable or exchangeable for Common Stock or CDIs (or Similar Depositary Securities), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, CDIs (or Similar Depositary Securities) or such other securities, in cash or otherwise, or (iii) file with the Commission a registration statement under the 1933 Act relating to the offering of any shares of Common Stock or CDIs (or Similar Depositary Securities) or any securities convertible into or exercisable or exchangeable for Common Stock or CDIs (or Similar Depositary Securities), or (iv) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of the Warrants and shares of Common Stock issued upon exercise of the Warrants, so long as the date on which the Warrants are first issued, the number of Warrants and the number of shares of Common Stock issuable upon exercise thereof, the exercise price of the Warrants and the other terms of the Warrants are all determined as described in the Registration Statement, the General Disclosure Package and the Prospectus, (c) the grant by the Company of stock options or other stock-based awards described in the Registration Statement, the General Disclosure Package and the Prospectus (and the issuance of shares of Common Stock upon exercise thereof or of any options described in the General Disclosure Package and the Prospectus that are outstanding on the date hereof) to eligible participants pursuant to equity incentive plans of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus, provided that, prior to the grant of any such stock options or other stock-based awards pursuant to this clause (c) that vest within the Lock-Up Period, each recipient of such grant shall sign and deliver to the Underwriters a lock-up agreement substantially in the form of Exhibit A hereto unless such recipient has previously signed such a lock-up agreement or (d) the filing of registration statements on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any equity incentive plans of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus or (e) the issuance of additional shares of Common Stock in the Demerger and pursuant to the Scheme, as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(l) Release. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(m) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 under the 1933 Act, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission under the 1934 Act. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(n) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The prior written consent of the Company and the Representatives shall be deemed to have been given in respect of the free writing prospectuses, if any, specified in Schedule D hereto, each of which shall therefore be considered a Permitted Free Writing Prospectus. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. Other than as described below, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto (including, without limitation, any so-called “Canadian wrapper”) and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto of up to $5,000, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such fees and expenses of counsel, excluding filing fees, not to exceed $25,000), (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Stock Market and the CDIs on the ASX, and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third paragraph of Section 1(a)(i). It is understood that, except as provided in this Section and Section 4(b) hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and all travel, lodging and other expenses of the Underwriters or any of their employees incurred in connection with the road show.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder as to Initial Securities to be delivered and purchased at the Closing Time and Option Securities to be delivered and purchased at any relevant Date of Delivery are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company Party delivered pursuant to the provisions hereof, to the performance by each of the Company and AOL of the respective covenants and other obligations hereunder theretofore to be performed or satisfied by it, and to the following further conditions, each to be determined in the sole discretion of the Representatives:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with and declared effective by the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for the Company and Alchemia. At Closing Time, the Representatives shall have received the written opinion, dated as of Closing Time, of (i) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, substantially to the effect set forth in Exhibit B-1 hereto, together with a negative assurances letter containing statements substantially to the effect set forth in Exhibit B-1 hereto, (ii) Corrs Chambers Westgarth, Australian counsel to the Company, its subsidiaries and Alchemia, substantially to the effect set forth in Exhibit B-2 hereto, (iii) Morrison & Foerster LLP, intellectual property counsel for the Company, substantially to the effect set forth in Exhibit B-3 hereto, (iv) Nixon & Vanderhye P.C., intellectual property counsel for the Company, substantially to the effect set forth in Exhibit B-4 hereto, (iv) Davies Collison Cave, intellectual property counsel for the Company, substantially to the effect set forth in Exhibit B-5 hereto, (v) Dr. Michael West, Vice President of Intellectual Property & Technology Transfer, substantially to the effect set forth in Exhibit B-6 hereto, and (vi) Johnston Rorke, tax advisors for the Company, substantially in the form set forth in Exhibit B-7 hereto together with signed or reproduced copies of such opinion letters for each of the other Underwriters.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the written opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably request.

(d) No Changes. Since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (i) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or the results of operations, business, operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and (iii) there shall not have been any material change (except as set forth in or contemplated by the Registration Statement, the Prospectus and the General Disclosure Package) in the capitalization of the Company, the effect of which, in any such case described in clause (i), (ii) or (iii) hereof, would, in the reasonable judgment of the Representatives, make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus or to enforce contracts for sale of the Securities.

(e) No Restrictions. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity which would prevent the issuance or sale of the Securities to the Underwriters, the resale of the Securities by the Underwriters or the Demerger Transactions or that could have a Material Adverse Effect, and no injunction, restraining order or order of any other nature by any federal, state or foreign court shall have been issued which would prevent the issuance or sale of the Securities to the Underwriters, the resale of the Securities by the Underwriters or the Demerger Transactions or that could have a Material Adverse Effect.

(f) Officers’ Certificate. The Representatives shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no Material Adverse Effect since the date hereof or since the respective dates as of which information is given in the Registration Statement, Prospectus and the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (ii) the representations and warranties in Section 1(a) hereof are true and correct at and as of the Closing Time with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and AOL has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission, and (v) all conditions to the Demerger Transactions (other than the sale of the Initial Securities to the Underwriters and the receipt by the Company of payment therefor and other than ASX approval for admission of the Company to the official list of ASX and quotation of its CDIs on the ASX, which is conditional) have been satisfied and all consents, orders and approvals of any Governmental Entities required for the Demerger Transactions have been obtained and are in full force and effect.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young a letter, dated as of Closing Time, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NASDAQ Global Market and the CDIs shall have been conditionally approved for quotation on the ASX, in each case subject to official notice of issuance.

(j) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received a lock-up agreement substantially in the form of Exhibit A hereto signed by each of the persons listed on Schedule C hereto.

(k) Effectiveness of the Scheme. The Scheme shall have come into effect and shall be effective (subject to implementation subsequent to the consummation of the transactions contemplated herein) under and in accordance with the Australian Corporations Act.

(l) Demerger. At the Closing Time, all conditions to the Demerger Transactions (other than the sale of the Initial Securities to the Underwriters and the receipt by the Company of payment therefor) shall have been satisfied and all consents, orders and approvals of any Governmental Entities and all votes and consents of Alchemia’s shareholders required for the Demerger Transactions shall have been obtained and shall be in full force and effect, other than ASX approval for admission of the Company to the official list of ASX and quotation of its CDIs on the ASX, which is conditional, all in accordance with the Demerger Agreements and the Scheme and as described in the Scheme Booklet, the Registration Statement, the General Disclosure Package and the Prospectus.

(m) Alchemia Consent. At the Closing Time, the Representatives shall have received evidence, in form and substance reasonably satisfactory to the Representatives, that the Alchemia Consent has been given.

(n) No Litigation. There shall be no pending or threatened action, suit, claim, investigation or proceeding before or by any Governmental Entity to which Alchemia, the Company or any of its subsidiaries is a party or to which any of their respective properties are subject that, if decided adversely to Alchemia, the Company or any of its subsidiaries could stop, suspend, delay or otherwise adversely affect any of the transactions contemplated by this Agreement or the Demerger Agreements, including, without limitation, the Subject Transactions, or have a Material Adverse Effect.

(o) No Objection. FINRA shall have confirmed to the Underwriters and advised the staff of the Commission that it does not have any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(p) Appointment of Agent. AOL shall have irrevocably appointed CT Corporation System (“CT”) as its agent to receive service of process or other legal summons for purposes of any legal proceeding that may be instituted against it in any state or federal court referred to in Section 14 hereof, and, at the Closing Time, the Representatives shall have received a copy of an agreement, in form and substance reasonably satisfactory to the Representatives, effecting such appointment and executed by AOL and CT.

(q) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by any Company Party shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the conditions set forth in

Sections 5(a), (d), (e), (f), (i), (j), (k), (m) (n) and (o) and, if the Demerger shall not have occurred, (l) shall be satisfied as of the Date of Delivery and the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the officers referred to in Section 5(f) hereof to the effect set forth in Section 5(f) hereof, except that references to Closing Time therein shall instead refer to such Date of Delivery.

(ii) Opinion of Counsel for Company. The written opinions of (A) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, together with a negative assurances letter, (B) Corrs Chambers Westgarth, Australian counsel for the Company, Alchemia, and AOL, (C) Morrison & Foerster LLP, intellectual property counsel for the Company(D) Nixon & Vanderhye P.C., intellectual property counsel for the Company, (E) Davies Collison Cave, intellectual property counsel for the Company, (F) Dr. Michael West, Vice President of Intellectual Property & Technology Transfer, and (G) Johnston Rorke, tax advisors for the Company, together with signed or reproduced copies of such opinion letters for each of the other Underwriters, in each case, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b).

(iii) Opinion of Counsel for Underwriters. The written opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Ernst & Young, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(r) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and AOL in connection with this Agreement and the issuance and sale of Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the

Representatives by notice to the Company at any time at or prior to Closing Time or the time of the purchase and sale of the relevant Option Securities on such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and AOL, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each of its and their respective directors, officers, members, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or any other materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials,” which term includes, without limitation, any Written Testing-the-Water Communication and any roadshow or investor presentations made to investors by the Company (whether in person or electronically)), or the omission or alleged omission from any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendment or supplement to any of the foregoing or any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the Demerger or any of the other Demerger Transactions or any processes related thereto, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Scheme Booklet (or any amendment or supplement thereto) or the omission or alleged omission from the Scheme Booklet (or any amendment or supplement thereto) of a material fact required to be stated therein or necessary to make the statements not misleading;

(iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, action, investigation or proceeding, commenced or threatened, or of any claim whatsoever based upon (x) any untrue statement or omission, or any alleged untrue statement or omission, referenced in Section 6(a)(i) above, (y) the Demerger or any of the other Demerger Transactions or any processes related thereto or (z) any untrue statement or omission, or any alleged untrue statement or omission, referenced in Section 6(a)(ii) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing, defending against or appearing as a third party witness in respect of any litigation, action, investigation or proceeding, commenced or threatened, or any claim whatsoever based upon (x) any untrue statement or omission, or any alleged untrue statement or omission, referenced in Section 6(a)(i) above, (y) the Demerger or any of the other Demerger Transactions or any processes related thereto or (z) any untrue statement or omission, or any alleged untrue statement or omission, referenced in Section 6(a)(ii) above, to the extent that any such expense is not paid under clause (i), (ii), or (iii) of this Section 6(a);

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; it being understood and agreed that such information consists solely of the Underwriters’ Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above (excluding indemnity for any matters referred to in Section 6(a)(ii), clauses (y) and (z) of Section 6(a)(iii) and clauses (y) and (z) of Section 6(a)(iv) above, it being understood and agreed by the parties hereto that the Underwriters shall have no responsibility, liability or obligation in respect of the Demerger or any of the other Demerger Transactions or any processes related thereto or the Scheme Booklet (or any amendment or supplement thereto)), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The parties hereto acknowledge and agree that the only information that any Underwriter has furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) are the statements in the Pre-Pricing Prospectus and the Prospectus set forth (i) in the first paragraph under the caption “Underwriting – Discounts and Commissions,” (ii) in the first two paragraphs under the caption “Underwriting – Price

Stabilization, Short Positions and Penalty Bids,” (iii) under the caption “Underwriting – Electronic Offer, Sale and Distribution of Shares” (other than the last sentence thereof) and (iv) the paragraph under the caption “Underwriting – Discretionary Sales”

(collectively, the “Underwriters’ Information”).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent it shall elect, jointly with any other indemnifying party, assume the defense thereof, with counsel reasonably satisfactory to such indemnified parties; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided further, however, that after notice from the indemnifying party to an indemnified party that the indemnifying party has elected to assume the defense of any action, the indemnifying party shall not be liable to such indemnified party for any legal fees or expenses of any other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, and in each of which cases referred to in (i), (ii) and (iii) above, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party, and in each of which cases the reasonable fees, disbursements and other charges of counsel to the indemnified parties will be paid, as incurred, by the indemnifying party or parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, action, investigation or proceeding, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such litigation, action, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which it is entitled hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Without limitation to the provisions of Section 6(a) above, the obligations of the Company and AOL under this Section 6 are joint and several.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and AOL on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and AOL on the one hand and of the Underwriters on the other hand in connection with the statements or omissions (and, in the case of indemnification pursuant to Section 6(a) above, the other matters referred to in Section 6(a)(ii) above, clauses (y) and (z) of Section 6(a)(iii) above and clauses (y) and (z) of Sections 6(a)(iv) above) which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and AOL on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and AOL on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or AOL or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission (and, in the case of indemnification pursuant to Section 6(a) above, opportunity to correct or prevent the applicable loss, liability, claim, damage or expense arising out of any of the other matters referred to in Section 6(a)(ii) above, clauses (y) or (z) of Section 6(a)(iii) above or clauses (y) or (z) of Sections 6(a)(iv) above), it being understood and agreed that the information supplied by the Underwriters consists solely of the Underwriters’ Information and that the Underwriters shall have no liability, responsibility or obligation in respect of the Demerger or any of the matters referred to in Section 6(a)(ii) above, clauses (y) and (z) of Section 6(a)(iii) or clauses (y) and (z) of Sections 6(a)(iv) above.

The Company, AOL and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of Section 6 above and this Section 7, no Underwriter shall be required to make any payments pursuant to Section 6 or to contribute pursuant to this Section 7 to the extent that the aggregate amount of such payments and contributions would exceed the amount of underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents and each of its and their respective directors, officers, members, representatives and agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The obligations of the Company and AOL to contribute pursuant to this Section 7 are joint and several.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company or AOL and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, in the reasonable judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or Australia or the international financial markets, any outbreak of hostilities or escalation thereof, any act of terrorism or any other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Market, or if trading generally on the New York Stock Exchange, the ASX or the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement, payment or clearance services in the United States or Australia, or (v) if a banking moratorium has been declared by either Federal, New York or Australian authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the Defaulted Securities in the respective proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Leerink Swann LLC, One Federal Street, 37th Floor, Boston, MA 02110, Attention: Timothy A.G. Gerhold, Esq. and Oppenheimer & Co. Inc., 85 Broad Street, New York, NY 10004, Attention: Equity Capital Markets, with copy to: R. Wade Dougherty, Investment Banking Counsel; and notices to the Company and AOL shall be directed to it c/o the Company at 100 Pine Street, Suite 2040, San Francisco, California 94111, Attention: Chief Financial Officer, with a copy to John A. Fore, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304. Any party to this Agreement may change such address for notices and other communications by sending to the other parties to this Agreement notice of a new address for such purpose.

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Company and AOL acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and AOL on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or AOL or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or AOL with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter or its affiliates has advised or is currently advising the Company or AOL on other matters) and no Underwriter has any obligation to the Company or AOL with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and AOL, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and AOL has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and AOL and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and directors, officers, members, representatives, agents and Affiliates referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and AOL and their respective successors, and said controlling persons and directors, officers, members, representatives, agents and Affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law and Jurisdiction; Waiver of Immunity. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. To the extent permitted by applicable law, (i) no legal proceeding relating to this Agreement or any rights or obligations hereunder may be commenced, prosecuted or continued in any courts other than the United States federal courts and the courts of the State of New York, in each case located in the Borough of Manhattan, The City of New York (including, without limitation, the United States District Court for the Southern District of New York), which courts shall have jurisdiction over the adjudication of such matters, and (ii) the Company, AOL and each of the Underwriters each hereby consent to the exclusive jurisdiction of such courts and personal service with respect thereto and hereby irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. To the extent permitted by applicable law, the Company, AOL and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. AOL irrevocably appoints CT at [INSERT ADDRESS] as its agent to receive service of process or other legal summons for purposes of any such legal proceeding that may be instituted in any state or federal court referred to above (and AOL represents and warrants to the Underwriters that it has duly authorized, executed and delivered an agreement with CT effecting such appointment) and, to the fullest extent permitted by applicable law, irrevocably waives all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in such courts, and with respect to any judgment, waives any such immunity in such courts or any other court of competent jurisdiction, and agrees not to not raise or claim or cause to be pleaded any such immunity at or in respect of any such legal proceeding or judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 15. Foreign Taxes. Any amounts payable hereunder to any Underwriter or any other indemnified party referred to in Section 6(a) hereof shall be made free and clear of and without withholding or deduction for or on account of any and all taxes, levies, imposts, duties, charges or fees of whatsoever nature now or hereafter imposed, levied, collected, deducted, withheld or assessed by or on behalf of Australia or any political subdivision thereof or taxing authority therein or by any other jurisdiction (other than the United States or any State thereof) or any political subdivision thereof or taxing authority therein (collectively, “Foreign Taxes”). If, by operation of law or otherwise, that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted cannot be paid or remitted, then amounts payable by the Company and AOL under this Agreement shall be increased to such amounts as are necessary to yield and remit to such Underwriter or other indemnified party referred to in Section 6(a), as the case may be, such amounts which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equal the amounts that would have been payable if no Foreign Taxes had been so withheld or deducted.

SECTION 16. Judgment Currency. The Company and AOL, jointly and severally, agree to indemnify each Underwriter and each other indemnified party referred to in Section 6(a) hereof against any loss incurred by such Underwriter or indemnified party, as the case may be, as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter or indemnified party, as the case may be, would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter or indemnified party, as the case may be, had such Underwriter or indemnified party, as the case may be, utilized such amount of Judgment Currency to purchase United States dollars promptly upon such Underwriter’s or indemnified party’s, as the case may be, receipt thereof. The foregoing indemnity shall constitute a separate and independent, joint and several obligation of the Company and AOL and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21. General. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, AOL and the Representatives.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and AOL a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and AOL in accordance with its terms.

Very truly yours, AUDEO ONCOLOGY, INC.

By:
Name:
Title:

ALCHEMIA ONCOLOGY PTY LIMITED

By:
Name:
Title: Director

By:
Name:
Title: Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:

LEERINK SWANN LLC

By:
Authorized Signatory

OPPENHEIMER & CO. INC.

By:
Authorized Signatory

For themselves and as Representatives of the

other Underwriters named in Schedule A hereto.

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SCHEDULE A

Name of Underwriter	Number of Initial Securities
Leerink Swann LLC	[•]

Oppenheimer & Co. Inc.	[•]

[•]	[•]

Total	[•]

SCHEDULE B

[Pricing Information to be Added]

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Alchemia Limited

Peter Smith

Charles Walker

Tracey Brown

Wim Meutermans

Michael West

Stephen Hill

Tracie Ramsdale

Leigh Bonney

Susan Kelley

David U’Prichard

Jagen Pty Ltd

Armada Trading Pty Limited

Erdnarp Enterprises Pty

Maxlen Nominees Pty Limited

Plasma Equities Research

Asia Union Investments Pty Ltd

Parma Corporation Pty Ltd

Merlinium Pty Ltd

Leilah Ramsdale Child Maintenance Trust

Jill Ewing

Gavin Louey

Geraldine Verquin

Gian Thang Le

Goslik Schepers

Imran Ahamed

Iwona Przelony

Jeanette Falzon

Jenny Rosenthal

Shikira Kaltzis

Minh Pho

Norbert Wimmer

Peter Hughes

Victoria Hughes

Richard Clibbon

Samara Bennett

Steven Clavant

Vera Evtimov

Daniel Jenk

SCHEDULE D

Issuer General Use Free Writing Prospectus

[None]

EXHIBIT A

Form of Lock-up Agreement

                    , 2012

Leerink Swann LLC

One Federal Street

Boston, Massachusetts 02110

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

As Representatives of

the several Underwriters

Ladies and Gentlemen:

The undersigned understands that Leerink Swann LLC (“Leerink”) and Oppenheimer & Co. Inc. (“Oppenheimer”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Audeo Oncology, Inc., a Delaware corporation (the “Company”), and Alchemia Oncology Pty. Ltd., an Australian company and a subsidiary of the Company (“Alchemia Oncology”), and any other parties thereto providing for the public offering (the “Offering”) by the several Underwriters (the “Underwriters”) to be named in the Underwriting Agreement of shares of the common stock of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering and to enter into the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of Leerink and Oppenheimer, on behalf of the Underwriters, the undersigned will not, during the period commencing on and including the date of this agreement (this “Lock-up Agreement”) through and including the date that is 180 days after the date of the final prospectus relating to the Offering (the “Prospectus”), directly or indirectly, (1) offer for sale, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any CHESS Depositary Interests (or similar depositary shares or depositary receipts) evidencing or representing shares of Common Stock (collectively, “CDIs”) or any securities convertible into or exercisable or exchangeable for Common Stock or CDIs, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or CDIs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, CDIs or other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock, CDIs or securities convertible into or exercisable or exchangeable for Common Stock or CDIs (other than registration statements on Form S-8 filed by the Company registering shares of Common Stock and other securities under the Company’s employee or director stock option or other equity incentive plans described in the Prospectus) or (4) publicly disclose the intention to do any of the foregoing.

The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock, CDIs or other securities acquired in open market transactions after the closing date of the Offering, provided that no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public notice, filing or announcement shall be required or shall be voluntarily made in connection with subsequent sales or transfers of Common Stock, CDIs or other securities acquired in such open market transactions, (b) transfers or contributions of shares of Common Stock, CDIs or any security convertible into or exercisable or exchangeable for Common Stock or CDIs as a bona fide gift, in connection with estate planning or upon death by will or intestate succession, (c) transfers or contributions of shares of Common Stock, CDIs or any security convertible into or exercisable or exchangeable for Common Stock or CDIs to the undersigned’s “immediate family” (as defined below) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (d) if the undersigned is a trust, transfers or contributions of shares of Common Stock, CDIs or any security convertible into or exercisable or exchangeable for Common Stock or CDIs to a settlor, grantor or beneficiary of the trust, (e) if the undersigned is a company, corporation, partnership, limited liability company or similar entity, transfers or distributions of shares of Common Stock, CDIs or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members, stockholders or “affiliates” (as defined by Rule 12b-2 under the Exchange Act) of the undersigned or to any investment fund or other entity controlled or managed by the undersigned or as part of a disposition, transfer or distribution by the undersigned to the undersigned’s equity holders, provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e) (i) each donee, trustee, settler, grantor, beneficiary, transferee or distributee, as the case may be, shall sign and deliver to Leerink and Oppenheimer a lock-up agreement substantially in the form of this Lock-up Agreement and (ii) no filing under Section 16(a) of the Exchange Act, or other public notice, filing or announcement, reporting a reduction in beneficial ownership of shares of Common Stock, CDIs or any security convertible into or exercisable or exchangeable for Common Stock or CDIs shall be required or shall be voluntarily made in connection with such transfer, contribution or distribution (other than a filing on a Form 5 made after the expiration of the 180-day restricted period, as the same may be extended as provided below), (e) sales or transfers of shares of Common Stock to the Company pursuant to the exercise by the undersigned on a net-issuance basis of any of the warrants to purchase Common Stock (the “Warrants”) that the Company is required to issue, in the manner and on the terms described in the Prospectus, pursuant to the terms of a private placement (the “Placement”) of common shares of Alchemia Limited, an Australian company, that occurred in the fourth quarter of 2011 and that is described in the Prospectus, provided that such net-issuance does not involve the sale or other disposition of any shares of Common Stock issued or issuable upon exercise of such Warrants or any CDIs evidencing or representing such shares, (f) transfers of shares of Common Stock, CDIs or any securities convertible into or exercisable for Common Stock or CDIs if required by a domestic relations order or a negotiated divorce settlement, or (g) exercise of any options to purchase shares of Common Stock granted pursuant to the Company’s employee or director stock option or other equity incentive plans described in the Prospectus and exercise of any Warrants issued as required by the terms of the Placement as described in the Prospectus, provided that the shares of Common Stock issued upon exercise of any such options or Warrants and any CDIs

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evidencing or representing such shares shall be subject to the restrictions imposed by this Lock-up Agreement [Add for Alchemia Lock-up only -] or (h) the distribution by Alchemia Limited (“Alchemia”), in connection with the Company’s demerger (the “Demerger”) from Alchemia, of shares of Common Stock and CDIs to holders of ordinary shares of Alchemia and to a depositary holding shares of Common Stock represented by CDIs and, in the case of certain holders of Alchemia’s ordinary shares who, under applicable local securities or similar laws, are not permitted to receive shares of Common Stock or CDIs in the Demerger, to a sales agent on behalf of such shareholder, provided that any shares of Common Stock or CDIs not so distributed by Alchemia Limited shall be returned to the Company by Alchemia Limited [Add for Tracie Ramsdale only -] or (h) the transfer of up to 625 shares of Common Stock (or CDIs representing up to such number of shares of Common Stock) from the undersigned to [INSERT NAME], provided that such transfer shall not involve disposition for value and any filing under the Exchange Act related to such transfer shall describe such transfer as not involving disposition for value. For purposes of this Lock-up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the transfer agents and registrars for the Common Stock, CDIs and any securities convertible into or exercisable or exchangeable for Common Stock or CDIs against the transfer of the undersigned’s shares of Common Stock, CDIs and securities convertible into or exercisable or exchangeable for Common Stock or CDIs except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) each of Leerink and Oppenheimer agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock or CDIs, Leerink and Oppenheimer will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Leerink and Oppenheimer hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-up Agreement that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby waives any preemptive rights, rights of first refusal or other rights to acquire any of the shares of Common Stock being sold in the Offering, provided that nothing herein shall prevent the undersigned from purchasing Common Stock or CDIs pursuant to a directed share plan, if any, in connection with the Offering.

The undersigned acknowledges that whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the

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Company and the Underwriters, and there is no assurance that the Company, Alchemia Oncology, any other parties thereto and the Underwriters will enter into an Underwriting Agreement with respect to the Offering or that the Offering will be consummated.

This Lock-up Agreement shall terminate automatically and the undersigned shall be released from its obligations hereunder upon the earliest of (i) the date on which the Company notifies Leerink and Oppenheimer in writing and publicly announces that it does not intend to proceed with the Offering, (ii) the date the Registration Statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn by the Company, (iii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock that the Underwriters are obligated to purchase thereunder (excluding shares subject to the Underwriters’ over-allotment option) and (iv) May 31, 2013 if the Offering is not completed by such date.

[SIGNATURE PAGE FOLLOWS]

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This Lock-up Agreement is governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

Very truly yours,

[•]

Name: Title:

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EXHIBIT C

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(•)

Audeo Oncology, Inc.

[Date]

Audeo Oncology, Inc. (the “Company”) announced today that Leerink Swann, LLC and Oppenheimer & Co. Inc., the lead book-running managers in the Company’s recent initial public offering of [•] shares of its common stock, are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 20[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended

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